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                                                                                                                         Exhibit N

Metris Receivables, Inc.                                                           Metris Master Trust              Monthly Report
Securityholders' Statement                                                            Series 1999-2                       Apr-2000
Section 5.2                                                                    Class A            Class B               Total
(i) Security Amount ..................................................      500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                --                  0.00
(iii) Security Interest Distributed ..................................        2,955,555.56                --          2,955,555.56
(iv) Principal Collections ...........................................       25,669,434.77      2,538,735.33         28,208,170.10
(v) Finance Charge Collections .......................................       10,851,569.93      1,073,232.20         11,924,802.13
       Recoveries ....................................................          300,527.63         29,722.51            330,250.14
       Principal Funding Account Investment Earnings .................                0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00              0.00                  0.00
         Total Finance Charge Collections ............................       11,152,097.56      1,102,954.71         12,255,052.27
Total Collections ....................................................       36,821,532.33      3,641,690.04         40,463,222.37
                (vi) Aggregate Amount of Principal Receivables .......                  --                --      5,256,772,538.72
       Invested Amount (End of Month) ................................      500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................           9.5115396%        0.9407017%           10.4522413%
       Fixed/Floating Allocation Percentage ..........................           9.5115396%        0.9407017%           10.4522413%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                  --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --             86.23%     4,778,433,531.06
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --              6.17%       341,700,762.97
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --              2.21%       122,648,400.38
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --              5.39%       298,645,397.25
Total Receivables ....................................................                  --            100.00%     5,541,428,091.66
                   (viii) Aggregate Investor Default Amount ..........                  --                --          4,882,043.63
         As a % of Average Daily Invested Amount

               (Annualized based on 366 days/year) ...................                  --                --                 10.84%
(ix) Charge-Offs .....................................................                0.00              0.00                  0.00%
(x) Servicing Fee ....................................................                  --                --            900,738.61
(xi) Unreimbursed Redirected Principal Collections ...................                  --                --                  0.00
(xii) Excess Funding Account Balance .................................                  --                --                  0.00
(xiii) New Accounts Added ............................................                  --                --                  0.00
(xiv) Average Gross Portfolio Yield ..................................                  --                --                 27.21%
         Average Net Portfolio Yield .................................                  --                --                 16.37%
(xv) Minimum Base Rate ...............................................                  --                --                  8.65%
        Excess Spread ................................................                  --                --                  7.72%
(xvi) Principal Funding Account Balance ..............................                  --                --                  0.00
(xvii) Accumulation Shortfall ........................................                  --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                --             July 2005
        Accumulation Period Length ...................................                  --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                --                  0.00
        Required Reserve Account Amount ..............................                  --                --                  0.00
        Available Reserve Account Amount .............................                  --                --                  0.00
        Covered Amount ...............................................                  --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                --                  0.00
(xxi) Policy Claim Amount ............................................                  --                --                  0.00
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